Exhibit 4.2

                          COMMON STOCK PURCHASE WARRANT


THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED UPON REQUEST BY THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                          BUZZTIME ENTERTAINMENT, INC.

                        WARRANT TO PURCHASE COMMON STOCK

    This certifies that, for value received, MEDIA GENERAL, INC., a Virginia corporation (the "Holder"), is entitled to subscribe for and purchase up to 500,000 shares (subject to adjustment from time to time pursuant to the provisions of Section 7 hereof) of fully paid and nonassessable common stock of Buzztime Entertainment, Inc., a Delaware corporation (the "Company"), at the price specified in Section 2 hereof, as such price may be adjusted from time to time pursuant to Section 7 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth.

    As used herein, the term "Common Stock" shall mean the Company's common stock, par value $.001 per share, and any stock or other security into or for which such Common Stock may hereafter be converted or exchanged.

    This Warrant is issued pursuant to that certain Securities Purchase Agreement by and among NTN Communications, Inc., the Company and the Holder dated May 5, 2003 (the "Purchase Agreement").

    1.  Term of Warrant

        The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time during a period beginning on the date hereof and ending May 7, 2007.

    2.  Warrant Price

        The Warrant Price is $3.46 per share, subject to adjustment from time to time pursuant to the provisions of Section 7 hereof.

    3.  Cash Exercise

        Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the Company, by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased.

    4.  Net Exercise

        The Holder may exchange this Warrant, in whole or in part, for Common Stock by delivering to the Company such Warrant accompanied by the notice of exercise form attached hereto as Exhibit 1 duly executed. The number of shares of Common Stock to be received by the Holder upon exchange pursuant to this
Section 4 shall be equal to (a) the number of shares of Common Stock allocable to the portion of the Warrant being exchanged (the "Exchange Number"), as specified by the Holder in the notice of exercise less (b) the number of shares of Common Stock equal to the quotient obtained by dividing (i) the product obtained by multiplying (A) the Warrant Price times (B) the Exchange Number by
(ii) the Market Price as of the exercise date. The Company acknowledges that the provisions of this section are intended, in part, to ensure that a full or partial exchange of a Warrant pursuant to this section will qualify as a conversion, within the meaning of paragraph (d)(3)(ii) of Rule 144 under the federal Securities Act of 1933, as amended. At the request of the Holder, the Company will accept reasonable modifications to the exchange procedures provided for in this section in order to accomplish such intent.

         "Market Price" means, as of any date of determination, the price per share of Common Stock as determined as follows:

         (a) if such security is Publicly Traded as of the date of determination, the price shall be determined by computing the average, over a period consisting of the most recent twenty (20) trading days (or such shorter period as such security shall have been listed or quoted) occurring prior to the date of determination, of the applicable price set forth below (but excluding any trades or quotations that are not bona fide, arm's length transactions):

             (i) the average of the closing prices for such security on such trading day on all domestic national securities exchanges on which such security may be listed if such exchanges are the primary securities markets for such security, or

             (ii) if there have been no sales on any such exchange on such trading day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such trading day if such exchanges are the primary securities markets for such security, or

             (iii) if on any trading day such security is not so listed on such an exchange, the closing sale price on such trading day quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market, as applicable, or if there have been no sales on the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be, on such trading day, the average of the highest bid and lowest asked prices quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market, as the case may be, or

             (iv) if on any trading days such security is not so listed and not quoted in the Nasdaq National Market or Nasdaq Small-Cap Market, the average of the highest bid and lowest asked prices on such trading day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization;

provided, however, that (1) for the purposes of any determination of the "Market Price" of any share on any day on or after the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to such security, any price of such security on a day prior to such "ex" date or similar date shall be reduced by the fair market value of the per share amount of such dividend or such distribution as determined in good faith by the Board of Directors of the Company exercising reasonable business judgment and (2) for the purposes of any determination of the "Market Price" of any security on any day on or after (i) the effective day of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding securities or (ii) the "ex" date or any similar date for any dividend or distribution with respect to such securities in shares, any price of such security on a day prior to such effective date or "ex" date or similar date shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution; and

         (b) if such security is not Publicly Traded as of the date of determination, the Market Value Per Share as determined in good faith by the Board of Directors of the Company exercising their reasonable business judgment.

         "Market Value Per Share" means the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on an as-converted, fully diluted basis to the extent any securities are convertible into, exercisable for or exchangeable for Common Stock on the date of determination) at the time of determination.

         "Market Value" means the highest price that would be paid for the entire common equity interest in the Company on a going-concern basis in a single arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale.

         "Publicly Traded" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on the Nasdaq National Market or the Nasdaq Small-Cap Market, or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated or a similar successor organization.

    5.  Issuance of Shares and New Warrant

        The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant of like tenor representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 day period.

    6.  Stock Fully Paid; Reservation of Shares

        All shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved solely for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

    7.  Adjustment of Purchase Price and Number of Shares

        The securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of any of the following events described in (a), (b) and (c):

       (a) Reclassification, Consolidation, or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, the Company, or such successor, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a Holder of one share of Common Stock. Such new Warrant shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7(a) shall similarly apply to successive reclassifications, changes, consolidations, and mergers.

       (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its common stock, or distribute dividends on its common stock payable in Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or dividend or increased in the case of a combination.

       (c) Issuance of Additional Shares of Common Stock. If the Company shall issue, after the date upon which this Warrant was first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Additional Stock, the Warrant Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided) be adjusted to a price determined by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 7(g)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Warrant Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to Section 7(g)(1) or (2)) plus the number of shares of such Additional Stock.

       (d) Minimum for Adjustment. No adjustment of the Warrant Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the earlier of the end of three (3) years from the date of the event giving rise to the adjustment being carried forward and May 7, 2007. Except to the limited extent provided for in Sections 7(g)(3) and (4), no adjustment of such Warrant Price pursuant to
Section 7(c) shall have the effect of increasing the Warrant Price above the Warrant Price in effect immediately prior to such adjustment.

       (e) Cash Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor, before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

       (f) Other Consideration. In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Company's Board of Directors irrespective of any accounting treatment.

       (g) Options, Convertible Securities, and Exchangeable Securities. In the case of the issuance (whether before, on or after the applicable Purchase
Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of Sections 7(c) through
(h):

               (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 7(e) and (f)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

               (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(e) and (f)).

               (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 7(c)), the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Warrant Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of Section 7(c)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

               (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 7(g)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 7(g)(3) or (4).

         (h) Definition of Additional Stock. "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 7(g)) by the Company after the Purchase Date other than:

                  (1) Common Stock issued pursuant to a transaction described in
         Section 7(b) hereof;

                  (2) securities issuable upon conversion or exercise of currently outstanding warrants, options or other contractual obligations of the Company as disclosed on Schedule 4.6(a) of the Purchase Agreement;

                  (3) securities in an aggregate amount of up to 15% of the fully-diluted Common Stock issued or issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to stock options or other stock incentive agreements or plans approved by the Board of Directors;

                  (4) securities issued pursuant to acquisition transactions, joint ventures or strategic partnerships;

                  (5) securities offered by the Company in an underwritten offering to the public pursuant to a registration statement filed under the Securities Act; and

                  (6) securities in an aggregate amount of up to 5% of the fully-diluted Common Stock issued in connection with arrangements with financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions.

         (i) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Section 7(a), (b) or (c), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

    8.  Notice of Adjustments

        Whenever any event described in Section 7(a), (b) or (c) occurs, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address specified in Section 14(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

    9.  No Impairment

        The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of this Warrant from time to time outstanding, and (c) shall not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after the action upon the exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.

    10. Notices of Corporate Action

        In the event of:

         (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other person; or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 calendar days prior to the date therein specified but in no event earlier than the public announcement of such proposed transaction or event if the Company is Publicly Traded.

    11. Fractional Shares

        No fractional shares of Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Warrant Price then in effect.

    12. Compliance with Securities Act

        The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

      "THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED UPON REQUEST BY THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

    13. Transfer and Exchange of Warrant

        This Warrant is not transferable (except to an affiliate of the Holder) or exchangeable (except pursuant to the Buzztime Investor Rights Agreement dated as of May 7, 2003) without the consent of the Company.

    14. Miscellaneous

         (a) No Rights as Shareholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the

Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         (b) Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

         (c) Notice. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

         (d) Governing Law. This Warrant shall be governed and construed under the laws of the State of Delaware, without regard to its conflict of laws principles.




         [remainder of page intentionally left blank; signature page follows]This Warrant is executed as of this 7th day of May, 2003.

     This Warrant is executed as of this 7th day of May, 2003.



                               BUZZTIME ENTERTAINMENT, INC.

                               By:  /s/ James B. Frakes
                               ----------------------------------
                               Name:  James B. Frakes

                               Title: Chief Financial OfficerEXHIBIT 1

                                   EXHIBIT 1

                             NOTICE OF EXERCISE



TO:      BUZZTIME ENTERTAINMENT, INC.

         1. The undersigned hereby elects to [purchase] [exchange] shares of Common Stock of Buzztime Entertainment, Inc. pursuant to the terms of the attached Warrant, and [tenders herewith payment of the purchase price of such shares in full] [elects to exchange a portion of such Warrant representing the right to acquire such shares].

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the Holder at the address specified below:


              -----------------------------------
              (Name)


              -----------------------------------
              (Address)


              -----------------------------------
              (Address)

         3. The undersigned represents that any of the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except as otherwise permitted under the Securities Act of 1933, as amended.

         4. The undersigned represents that each of the investment representations given in Section 5 of the Purchase Agreement are true, correct and complete as of the date hereof.



                                   ---------------------------------------
                                   (Signature of Holder)



                                   ---------------------------------------
                                   (Print Name of Holder)